EXHIBIT 99.1
                                                                    ------------

                                 FIFTH AMENDMENT
                                       TO
                               COMDIAL CORPORATION
                            1992 STOCK INCENTIVE PLAN

         THIS FIFTH AMENDMENT to the Comdial Corporation 1992 Stock Incentive Plan (the "Plan") is made effective as of February 2, 2000, pursuant to the authority under Section 12 of the Plan for the Board of Directors to amend the Plan.

         NOW, THEREFORE, the Plan is amended as follows:

         I. Section 4 of the Plan is amended by deleting the words "1,550,000 shares" in the first and second sentences thereto and inserting in lieu thereof the words "2,050,000 shares."

         II. In all respects not amended, the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to the Plan to be executed as of February 2, 2000, the date on which the Board of Directors amended the Plan.

                                        COMDIAL CORPORATION


                                        By:      /s/ Nickolas A. Branica
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